Exhibit 99.1

Livent Corporation
2929 Walnut Street
Philadelphia, PA 19104
USA

215.299.6000
Livent.com

News Release
For Release: Immediate

Media Contact: Juan Carlos Cruz +1.215.299.6170
Juan.Carlos.Cruz@livent.com
Investor Contact: Daniel Rosen +1.215.299.6208
daniel.rosen@livent.com

LIVENT RELEASES FOURTH QUARTER AND FULL YEAR 2019 RESULTS

-- Provides Full Year 2020 Financial Guidance --
-- Reaffirms and Details 2020 Volume Growth --
-- Slows Pace of Near-Term Capacity Expansion --

PHILADELPHIA, February 20, 2020 - Livent Corporation (NYSE: LTHM) today reported results for the fourth quarter and full-year 2019.
For the year, Livent reported revenue of $388 million. On a GAAP basis, the company reported full-year net income of $50 million, or 34 cents per diluted share. Full-year Adjusted EBITDA was $100 million and adjusted earnings per share were 42 cents per diluted share.
Fourth quarter 2019 revenue was $78 million. GAAP net income was $0 million, or 0 cents per diluted share. Fourth quarter 2019 Adjusted EBITDA was $16 million and adjusted earnings per share were 5 cents per diluted share.
As previously disclosed, fourth quarter and full year 2019 results reflected declining prices throughout the year, primarily due to industry supply additions outpacing demand growth. Additionally, in the fourth quarter certain orders that were delayed into 2020 by customers and Livent’s decision to carry hydroxide inventory to meet higher customer commitments in 2020 resulted in lower volumes compared to the prior year.
Guidance and Outlook (1)
For full-year 2020, Livent expects revenue to be in the range of $375 million to $425 million, Adjusted EBITDA to range from $60 million to $85 million and adjusted earnings per diluted share to be between 18 and 31 cents. This guidance is based on the Company’s expected volume growth, on a total LCE basis, of roughly 30% versus 2019. Offsetting this volume increase is Livent’s view that market pricing will continue to remain depressed, and as a result, expects that its average realized pricing for lithium

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hydroxide in 2020 will be low-to-mid-teens percent lower than its average realized pricing in 2019. Additionally, Livent anticipates higher costs from using up to 5,000 tons of additional third-party lithium carbonate to sell higher volumes of battery-grade lithium hydroxide. These two items are the largest drivers of Livent’s expectation of lower year-on-year profitability in 2020.
Livent also announced that it is slowing the pace of its carbonate expansion in Argentina by approximately six months, resulting in phase 1 completion in mid-2021. Also, the Company will be pausing its current lithium hydroxide expansion project in order to align its completion with that of phase 1 in Argentina.
“Despite another record year of lithium compound demand, pricing has been severely impacted by oversupply conditions. Lithium producers and resource developers are responding to this by reducing output and delaying or canceling capacity expansion projects,” said Paul Graves, president and chief executive officer of Livent. “We recognize the financial challenges current pricing levels are creating, and as a result, have elected to slow down our own capacity expansion program in order to preserve our financial flexibility and align our additional supply with future demand growth.”
“While the battery producer and OEM supply chains continue to evolve, the fundamentals driving automotive electrification remain strong,” continued Mr. Graves. “The low-cost and sustainable nature of our brine-based operations, our partnerships with leading battery producers and automotive OEMs, and our continued investment in developing next generation engineered lithium products are key differentiators that position Livent for future growth.”
The table below provides additional estimates for select financial items:

Full-Year 2020
● Adjusted tax rate	21 - 25	percent
● Full-year weighted average diluted shares outstanding	~146.7	million
● Depreciation & amortization	$22 - $28	million
● Adjusted cash from operations	$75 - $95	million
● Capital expenditures and other investing activities	$200 - $230	million

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Supplemental Information
In this press release, Livent uses the financial measures adjusted earnings per diluted share, Adjusted EBITDA, adjusted tax rate, and adjusted cash from operations. These terms are not calculated in accordance with generally accepted accounting principles (GAAP). Livent has posted supplemental information on the web at www.livent.com, including reconciliations of non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP. Such reconciliations are also set forth in the financial tables that accompany this press release.
About Livent
For more than six decades, Livent has partnered with its customers to safely and sustainably use lithium to power the world. Livent is one of only a small number of companies with the capability, reputation, and know-how to produce high-quality finished lithium compounds that are helping meet the growing demand for lithium. The company has one of the broadest product portfolios in the industry, powering demand for green energy, modern mobility, the mobile economy, and specialized innovations, including light alloys and lubricants. Livent employs approximately 800 people throughout the world and operates manufacturing sites in the United States, England, India, China and Argentina. For more information, visit Livent.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this news release are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about Livent, may include projections of Livent’s future financial performance, Livent’s anticipated growth strategies and anticipated trends in Livent’s business. These statements are only predictions based on Livent’s current expectations and projections about future events. There are important factors that could cause Livent’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including a decline in the growth in demand for electric vehicles; adverse global economic conditions; the success of Livent’s research and development efforts; volatility in the price for performance lithium compounds; risks relating to Livent’s planned production expansion and related capital expenditures; reduced customer demand, or delays in growth of customer demand, for higher performance lithium compounds, the potential development and adoption of battery technologies that do not rely on performance lithium compounds as an input; risks inherent in international operations and sales, including political, financial and operational risks specific to Argentina, China and other countries where Livent has active operations; customer concentration and the possible loss of, or significant reduction in orders from, large customers; failure to satisfy customer quality standards; fluctuations in the price of energy and certain raw materials; failure to achieve the expected benefits of Livent’s separation from FMC as well as the other factors described under the caption entitled “Risk Factors” in Livent’s 2018 Form 10-K filed with the Securities and Exchange Commission on February 28, 2019, and subsequent Forms 10-Q filed with the Securities and Exchange Commission. Although Livent believes the expectations reflected in the forward-looking statements are reasonable, Livent cannot guarantee future results, level of activity, performance or achievements. Moreover, neither Livent nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Livent is under no duty to update any of these forward-looking statements after the date of this news release to conform its prior statements to actual results or revised expectations.

1.	Although we provide forecasts for adjusted earnings per diluted share, Adjusted EBITDA, adjusted tax rate, and adjusted cash from operations, we are not able to forecast the most directly comparable

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measures calculated and presented in accordance with GAAP.  Certain elements of the composition of the GAAP amounts are not predictable, making it impractical for us to forecast such GAAP measures or to reconcile corresponding non-GAAP financial measures to such GAAP measures without unreasonable efforts. For the same reason, we are unable to address the probable significance of the unavailable information. Such elements include, but are not limited to, restructuring, transaction related charges, and related cash activity. As a result, no GAAP outlook is provided.

# # #

LIVENT CORPORATION
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenue	$78.4	$119.8	$388.4	$442.5
Costs of sales	58.3	69.0	273.5	236.2
Gross margin	20.1	50.8	114.9	206.3
Selling, general and administrative expenses	11.3	8.4	40.5	21.1
Corporate allocations	—	—	—	15.7
Research and development expenses	0.8	0.9	3.3	3.8
Restructuring and other charges	1.4	(0.1)	6.2	2.6
Separation-related costs	0.9	6.9	6.3	9.3
Total costs and expenses	72.7	85.1	329.8	288.7
Income from operations before equity in net loss of unconsolidated affiliate, non-operating pension benefit, interest expense, net and income taxes	5.7	34.7	58.6	153.8
Equity in net loss of unconsolidated affiliate	0.8	—	0.8	—
Non-operating pension benefit	—	—	—	(0.2)
Interest expense, net	—	0.3	—	0.3
Income from operations before income taxes	4.9	34.4	57.8	153.7
Income tax expense	5.1	8.0	7.6	27.1
Net (loss)/income	$(0.2)	$26.4	$50.2	$126.6
Basic earnings per common share:
Basic earnings per common share	$—	$0.19	$0.34	$0.99
Weighted average number of common shares outstanding used in basic earnings per share computations (1)	146.0	141.6	146.0	127.7
Diluted earnings per common share:
Diluted earnings per common share	$—	$0.19	$0.34	$0.99
Weighted average number of common shares outstanding used in diluted earnings per share computations (1)	146.7	141.6	146.4	127.7
____________________

(1)
For the three months ended December 31, 2018 and the portion of the year ended December 31, 2018 prior to the completion of the initial public offering on October 15, 2018, the weighted average shares outstanding for both basic and diluted earnings per share were calculated using 123.0 million shares of common stock outstanding, which was the number of shares issued to FMC in part in exchange for the asset contribution by FMC to us. Weighted average shares outstanding for all periods prior to the completion of the public offering on October 15, 2018 excludes the 23.0 million shares of common stock subsequently issued as part of the public offering and over-allotment option exercise.

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LIVENT CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF NET (LOSS)/INCOME (GAAP) TO ADJUSTED EBITDA (NON-GAAP)
(Unaudited)

The table below provides a reconciliation of Net (loss)/income to Adjusted EBITDA.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In Millions)	2019	2018	2019	2018
Net (loss)/income (GAAP)	$(0.2)	$26.4	$50.2	$126.6
Add back:
Interest expense, net	—	0.3	—	0.3
Income tax expense	5.1	8.0	7.6	27.1
Depreciation and amortization	5.4	4.7	20.9	17.8
EBITDA (Non-GAAP) (1)	$10.3	$39.4	$78.7	$171.8
Add back:
Certain Argentina remeasurement losses/(gains) (a)	2.7	(0.1)	7.9	(0.7)
Restructuring and other charges/(income) (b)	1.4	(0.1)	6.2	2.6
Non-operating pension benefit (c)	—	—	—	(0.2)
Separation-related costs (d)	0.9	6.9	6.3	9.3
Other loss (e)	0.7	—	0.7	—
Adjusted EBITDA (Non-GAAP) (1)	$16.0	$46.1	$99.8	$182.8
___________________

(1)
In addition to net income, as determined in accordance with U.S. GAAP, we evaluate operating performance using certain non-GAAP measures such as EBITDA, which we define as net income plus interest expense, net, income tax expense/(benefit), depreciation, and amortization, and Adjusted EBITDA, which we define as EBITDA adjusted for certain Argentina remeasurement losses/(gains), restructuring and other charges/(income), non-operating pension expense/(benefit) and settlement charges, Separation-related costs and other losses/(gains). Management believes the use of these non-GAAP measures allows management and investors to compare more easily the financial performance of its underlying business from period to period. The non-GAAP information provided may not be comparable to similar measures disclosed by other companies because of differing methods used by other companies in calculating EBITDA and Adjusted EBITDA. These measures should not be considered as a substitute for net income or other measures of performance or liquidity reported in accordance with U.S. GAAP. The above table reconciles EBITDA and Adjusted EBITDA from net income.

(a)
Represents impact of currency fluctuations on tax assets and liabilities and on long-term monetary assets associated with our capital expansion, as well as significant currency devaluations. The remeasurement gains/(losses) are included within "Cost of sales" in our condensed consolidated statement of operations but are excluded from our calculation of Adjusted EBITDA because of: i.) their nature as income tax related; ii.) their association with long-term capital projects which will not be operational until future periods; or iii.) the severity of the devaluations and their immediate impact on our operations in the country.

(b)
We continually perform strategic reviews and assess the return on our business. This sometimes results in management changes or in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur. Also includes legal fees related to IPO securities litigation.

(c)
Our non-operating pension expense/(benefit) and settlement charges are defined as those costs/(benefits) related to interest, expected return on plan assets, amortized actuarial gains and losses and the impacts of any plan curtailments or settlements. These are excluded from our results and are primarily related to changes in pension plan assets and liabilities which are tied to financial market performance and we consider these costs to be outside our operational performance.

(d)	Represents legal, professional, transaction related fees and other Separation-related activity.

(e)
Represents the portion of our nonrefundable prepaid research and development costs advanced to our unconsolidated affiliate included in "Equity in net (earnings)/loss of unconsolidated affiliate" in our consolidated and combined statement of operations but excluded from our calculation of Adjusted EBITDA because the costs represent future research and development activities of the affiliate which have not occurred as of December 31, 2019.

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RECONCILIATION OF NET (LOSS)/INCOME (GAAP) TO ADJUSTED AFTER-TAX EARNINGS (NON-GAAP)
(Unaudited)

	Three Months Ended	Twelve Months Ended
	December 31,	December 31,
(In Millions, except per share amounts)	2019	2019
Net (loss)/income (GAAP)	$(0.2)	$50.2
Special charges:
Certain Argentina remeasurement losses(a)	2.7	7.9
Restructuring and other charges (b)	1.4	6.2
Separation-related costs (c)	0.9	6.3
Other loss (d)	0.7	0.7
Non-GAAP tax adjustments (e)	2.4	(10.2)
Adjusted after-tax earnings (Non-GAAP) (1)	$7.9	$61.1

Diluted earnings per common share (GAAP)	$—	$0.34
Special charges per diluted share, before tax:
Certain Argentina remeasurement losses, per diluted share	0.02	0.06
Restructuring and other charges, per diluted share	0.01	0.04
Separation-related costs, per diluted share	0.01	0.05
Non-GAAP tax adjustments per diluted share	0.01	(0.07)
Diluted adjusted after-tax earnings per share (Non-GAAP) (1)	$0.05	$0.42
Weighted average number of shares outstanding used in diluted adjusted after-tax earnings per share computations (GAAP)	146.7	146.4
____________________

(1)
The company believes that the Non-GAAP financial measures “Adjusted after-tax earnings” and "Diluted adjusted after-tax earnings per share" provide useful information about the company’s operating results to management, investors and securities analysts. Adjusted after-tax earnings excludes the effects of special charges and tax-related adjustments. The company also believes that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of its underlying business from period to period. Diluted adjusted after-tax earnings per share (Non-GAAP) is calculated using weighted average common shares outstanding - diluted (GAAP).

(a)
Represents charges related to currency fluctuations on tax assets and liabilities and on long-term monetary assets associated with our capital expansion, as well as significant currency devaluations. The remeasurement gains/(losses) are included within "Cost of sales" in our condensed consolidated statement of operations but are excluded from our calculation of Adjusted EBITDA because of: i.) their nature as income tax related; ii.) their association with long-term capital projects which will not be operational until future periods; or iii.) the severity of the devaluations and their immediate impact on our operations in the country.

(b)
We continually perform strategic reviews and assess the return on our business. This sometimes results in management changes or in a plan to restructure the operations of our business. As part of these restructuring plans, demolition costs and write-downs of long-lived assets may occur. Also includes legal fees related to IPO securities litigation.

(c)	Represents legal, professional, transaction related fees and other Separation-related activity.

(d)
Represents the portion of our nonrefundable prepaid research and development costs advanced to our unconsolidated affiliate included in "Equity in net (earnings)/loss of unconsolidated affiliate" in our consolidated and combined statement of operations but excluded from our calculation of Adjusted EBITDA because the costs represent future research and development activities of the affiliate which have not occurred as of December 31, 2019.

(e)
The company excludes the GAAP tax provision, including discrete items, from the non-GAAP measure of income, and instead includes a non-GAAP tax provision based upon the annual non-GAAP effective tax rate. The GAAP tax provision includes certain discrete tax items including, but not limited to: income tax expenses or benefits that are not related to operating results in the current year; tax adjustments associated with fluctuations in foreign currency remeasurement of certain foreign operations; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and related interim accounting impacts; and changes in tax law. Management believes excluding these discrete tax items assists investors and securities analysts in understanding the tax provision and the effective tax rate related to operating results thereby providing investors with useful supplemental information about the company's operational performance.The income tax expense/(benefit) on special charges/(income) is determined using the applicable rates in the taxing jurisdictions in which the special charge or income occurred and includes both current and deferred income tax expense/(benefit) based on the nature of the non-GAAP performance measure.

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	Three Months Ended	Twelve Months Ended
	December 31,	December 31,
(in Millions)	2019	2019
Non-GAAP tax adjustments:
Income tax benefit on restructuring, Separation-related and other corporate costs	$(0.7)	$(2.9)
Revisions to our tax liabilities due to finalization of prior year tax returns	(0.7)	(2.7)
Foreign currency remeasurement and other discrete items	3.6	(5.5)
Other discrete items	0.2	0.9
Total Non-GAAP tax adjustments	$2.4	$(10.2)

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES (GAAP) TO ADJUSTED CASH FROM OPERATIONS (NON-GAAP)
(Unaudited)

	Twelve Months Ended
	December 31,
(In Millions)	2019	2018
Cash provided by operating activities (GAAP)	$58.1	$92.0
Restructuring and other charges	4.1	1.2
Separation-related spending (a)	26.8	7.3
Other loss (b)	0.7	—
Adjusted cash from operations (Non-GAAP) (1)	$89.7	$100.5
___________________

(1)
The company believes that the non-GAAP financial measure “Adjusted cash from operations” provides useful information about the company’s cash flows to investors and securities analysts. Adjusted cash from operations excludes the effects of transaction-related cash flows. The company also believes that excluding the effects of these items from cash provided by operating activities allows management and investors to compare more easily the cash flows from period to period.

(a)
Represents reimbursement to FMC for 2018 income taxes and transaction related costs, pursuant to the Tax Matters Agreement, for which we accrued liabilities at December 31, 2018. Also includes Separation-related costs.

(b)
Represents the portion of our nonrefundable prepaid research and development costs advanced to our unconsolidated affiliate included in "Cash from operations" (GAAP) in our consolidated and combined statement of cash flows but excluded from our calculation of "Adjusted cash from operations" because the costs represent future research and development expenditures.

RECONCILIATION OF LONG-TERM DEBT (GAAP) AND CASH AND CASH EQUIVALENTS (GAAP) TO
NET DEBT (NON-GAAP)
(Unaudited)

(In Millions)	December 31, 2019	December 31, 2018
Long-term debt (GAAP) (a)	$154.6	$34.0
Less: Cash and cash equivalents (GAAP)	(16.8)	(28.3)
Net debt (Non-GAAP) (1)	$137.8	$5.7
___________________

(1)	The company believes that the non-GAAP financial measure “Net debt” provides useful information about the company’s cash flows and liquidity to investors and securities analysts.

(a)	As of December 31, 2019 and December 31, 2018, the Company had no debt maturing within one year.

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LIVENT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In Millions)	December 31, 2019	December 31, 2018
Cash and cash equivalents	$16.8	$28.3
Trade receivables, net of allowance of approximately $0.1 in 2019 and $0.1 in 2018	90.0	141.4
Inventories	113.4	73.3
Other current assets	46.5	59.8
Total current assets	266.7	302.8
Investments	2.2	—
Property, plant and equipment, net	468.8	275.7
Right of use assets - operating leases, net	16.9	—
Deferred income taxes	8.2	3.0
Other assets	91.5	80.0
Total assets	$854.3	$661.5

Accounts payable, trade and other	$77.8	$72.0
Other current liabilities	39.4	48.2
Total current liabilities	117.2	120.2
Long-term debt, less current portion	154.6	34.0
Long-term liabilities	38.5	17.7
Equity	544.0	489.6
Total liabilities and equity	$854.3	$661.5

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LIVENT CORPORATION
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended December 31,
(In Millions)	2019	2018
Cash provided by operating activities	$58.1	$92.0
Cash required by investing activities	(190.0)	(78.4)
Cash provided by financing activities	120.5	13.0
Effect of exchange rate changes on cash	(0.1)	0.5
(Decrease)/increase in cash and cash equivalents	(11.5)	27.1
Cash and cash equivalents, beginning of year	28.3	1.2
Cash and cash equivalents, end of period	$16.8	$28.3

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